Assets Under Management (unaudited)
($ billions)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2011	2011	2010	2011	2010

Institutional Accounts
Assets
Beginning of Period	$10.0	$12.9	$11.3	$12.5	$10.7
Inflows	0.7	0.3	0.5	2.1	1.8
Outflows	(0.5)	(0.4)	(0.4)	(2.2)	(1.7)
Net Flows	0.2	(0.1)	0.1	(0.1)	0.1
Market Appreciation/(Depreciation)	1.1	(2.8)	1.1	(1.1)	1.7
End of Period	$11.3	$10.0	$12.5	$11.3	$12.5

Retail Accounts
Assets
Beginning of Period Assets	$2.2	$3.0	$3.0	$3.1	$3.6
Inflows	0.2	0.2	0.3	0.9	1.3
Outflows	(0.5)	(0.4)	(0.5)	(1.6)	(2.2)
Net Flows	(0.3)	(0.2)	(0.2)	(0.7)	(0.9)
Market Appreciation/(Depreciation)	0.3	(0.6)	0.3	(0.2)	0.4
End of Period	$2.2	$2.2	$3.1	$2.2	$3.1

Total
Assets
Beginning of Period	$12.2	$15.9	$14.3	$15.6	$14.3
Inflows	0.9	0.5	0.8	3.0	3.1
Outflows	(1.0)	(0.8)	(0.9)	(3.8)	(3.9)
Net Flows	(0.1)	(0.3)	(0.1)	(0.8)	(0.8)
Market Appreciation/(Depreciation)	1.4	(3.4)	1.4	(1.3)	2.1
End of Period	$13.5	$12.2	$15.6	$13.5	$15.6